Exhibit 99.1

NRx Pharmaceuticals Announces $6.28 Million Registered Direct Offering

RADNOR, Pa., June 6, 2023 /PRNewswire/ — NRx Pharmaceuticals, Inc. (Nasdaq: NRXP), (“NRx Pharmaceuticals” or the “Company”), a clinical-stage biopharmaceutical company, today announced that it has entered into definitive agreements for the purchase and sale of 9,670,002 shares of common stock at a purchase price of $0.65 per share of common stock in a registered direct offering. In a concurrent private placement, the Company will issue unregistered warrants to purchase up to 9,670,002 shares of common stock at an exercise price of $0.6525 per share that will be exercisable six months following issuance for five years following the initial exercise date. The exercise price of the warrants is not subject to future price adjustment, other than for stock splits. The closing of the offering is expected to occur on or about June 8, 2023, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The gross proceeds from the offering are expected to be approximately $6.28 million before deducting placement agent fees and other offering expenses. The Company intends to use the net proceeds from the offering for working capital and general corporate purposes and may use the net proceeds to initiate research into the use of NRX-101 for the treatment of PTSD and Chronic Pain. In connection with this offering, the company anticipates servicing its current debt on a current-interest basis through the end of 2023 in order to devote maximum available capital to the advancement of its pharmaceutical assets.

The shares of common stock (but not the warrants or the shares of common stock underlying the warrants) described above are being offered by the Company pursuant to a "shelf" registration statement on Form S-3 (File No. 333-265492) that was filed with the Securities and Exchange Commission (the "SEC") on June 9, 2022 and declared effective by the SEC on June 14, 2022. The offering of the shares of common stock is being made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and accompanying prospectus relating to the registered direct offering will be filed with the SEC. Electronic copies of the final prospectus supplement and accompanying prospectus may be obtained, when available, on the SEC's website at http://www.sec.gov. and may also be obtained by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, New York 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com.

The warrants described above are being offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants, have not been registered under the Securities Act, or applicable state securities laws. Accordingly, the warrants and underlying shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

In connection with the offering, the Company also has agreed to amend certain existing preferred investment options to purchase up to an aggregate of 9,622,778 shares of the Company's common stock that were previously issued in August 2021 and February 2022, with exercise prices ranging from $3.07 to $12.00 per share and expiration dates ranging from August 2024 to August 2027, such that, effective upon the closing of the offering, the amended warrants will have a reduced exercise price of $0.6525 per share, will be exercisable six months following the closing of the offering, and will terminate five and one-half years following the closing of the offering.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About NRX-101

Up to 50% of people with bipolar disorder attempt suicide over their lifetime, and estimates indicate that up to 20% may succumb to suicide. The only FDA-approved treatment for patients with treatment-resistant suicidal bipolar depression remains electroconvulsive therapy. Conventional antidepressants can increase the risk of suicide in certain patients; hence their labels contain a warning to that effect. NRX-101 is a patented, oral, fixed dose combination of D-cycloserine and lurasidone, neither of which has shown addiction potential in preclinical models. Based on the results of a Phase 2 proof-of-concept study, NRX-101 received Breakthrough Therapy Designation from the FDA for the treatment of severe bipolar depression in patients with Acute Suicidal Ideation & Behavior (ASIB) after initial stabilization with ketamine or other effective therapy.

NRX-101 is one of the first oral antidepressants currently in late-stage clinical studies targeting the NMDA-receptor in the brain, which represents potentially a key new mechanism to treat depression with and without suicidality, as well as PTSD and other indications. To date, NRX-101 is the only oral NMDA investigational medicine focused on bipolar depression in patients with acute and sub-acute suicidality.

About NRx Pharmaceuticals

NRx Pharmaceuticals is a clinical-stage biopharmaceutical company developing therapeutics for the treatment of central nervous system disorders, specifically bipolar depression with suicidality and post-traumatic stress disorder (PTSD). The company's lead program NRX-101, an oral, fixed-dose combination of D-cycloserine and lurasidone, targets the brain's N-methyl-D-aspartate (NMDA) receptor and is being investigated in a Phase 2b/3 clinical trial for Suicidal Treatment-Resistant Bipolar Depression, which includes patients with both acute and sub-acute suicidality, an indication for which the only approved treatment is electroshock therapy. The company's prior Phase 2 STABIL-B clinical trial evaluating NRX-101 in patients with Severe Bipolar Depression with Acute Suicidal Ideation & Behavior (ASIB) demonstrated a substantial improvement over available therapy in reducing depression and suicidality compared to placebo when patients were treated with NRX-101 after a single dose of ketamine. Based on the findings from the STABIL-B trial, the U.S. Food and Drug Administration (FDA) granted a Special Protocol Agreement and Breakthrough Therapy Designation for NRX-101 in patients with Severe Bipolar Depression with ASIB.

Cautionary Note Regarding Forward-Looking Statements

This announcement of NRx Pharmaceuticals, Inc. includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995, which may include, but are not limited to, statements regarding our financial outlook, product development, business prospects, and market and industry trends and conditions, as well as the Company’s strategies, plans, objectives, and goals and the completion of the offering, the satisfaction of closing conditions in the offering and the intended use of proceeds in the offering. These forward-looking statements are based on current beliefs, expectations, estimates, forecasts, and projections of, as well as assumptions made by, and information currently available to, the Company’s management.

The Company assumes no obligation to revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Accordingly, you should not place reliance on any forward-looking statement, and all forward-looking statements are herein qualified by reference to the cautionary statements set forth above.

CORPORATE CONTACT

Matthew Duffy
Chief Business Officer
mduffy@nrxpharma.com

INVESTOR RELATIONS

Suzanne Messere
Investor Relations
suzanne.messere@sternir.com